Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Sue Hermann, 303.312.3488

CoBiz Financial Names Douglas Polson and Mary Rhinehart to Board

DENVER — August 22, 2008 — CoBiz Financial (Nasdaq: COBZ) announced that Douglas L. Polson, former chairman of Pacific Energy Group, and Mary K. Rhinehart, senior vice president and chief financial officer of Johns Manville, have been elected to the company’s Board of Directors.

“We are so pleased to welcome Doug and Mary to our Board,” said Steve Bangert, CoBiz Financial chairman and CEO. “Doug’s considerable experience in a variety of industries — ranging from railroads to oil and gas — lends itself nicely to the range of companies in the CoBiz family and our commercial customer base. Mary has served Johns Manville — one of Colorado’s leading employers — for almost 30 years in a variety of leadership roles. She will bring an extensive background in balancing the varied operational demands of a diverse company to bear in her role on the CoBiz board.”

Polson served as chairman of Pacific Energy Group LLC, an affiliate of The Anschutz Corporation, from 2001 until 2005. He previously served as vice president and a director of The Anschutz Corporation and Anschutz Company. Polson has also served on the boards of directors of Southern Pacific Rail Corporation, Rio Grande Industries and Qwest Communications International, Inc.  Polson received his bachelor’s degree from Utah State University and master’s in business administration from Michigan State University. He served on the board of the University of Colorado Hospital Authority from 1995 to 2008, and currently serves as a board member of the University of Colorado Hospital Foundation. He is also a member Colorado Cattleman’s Association.

Rhinehart joined Johns Manville, a leading manufacturer and marketer of premium-quality building and specialty products and a Berkshire Hathaway company, in 1979. During her career with Johns Manville, Rhinehart has served in numerous leadership roles including CFO, corporate treasurer, corporate controller, and vice president and general manager of a business unit. Rhinehart received her bachelor’s degree cum laude from the University of Colorado at Boulder and her master’s in business administration from the University of Denver. She was formerly chair of the board for Craig Hospital, a member of the Colorado International Women’s Forum and a former board member of the Denver Metro Chamber of Commerce and Kempe Children’s Foundation.

On the CoBiz Financial board, Polson will serve on the Governance and Nominating Committee, and Rhinehart will serve as a member of the Audit Committee. They join on the CoBiz Financial Board:

•                  Steven Bangert, chairman of the Board and CEO, CoBiz Financial Inc.

•                  Michael B. Burgamy, investor

•                  Morgan Gust, investor

•                  Thomas M. Longust, chairman and CEO, Longust Distributing, Inc.

•                  Jonathan C. Lorenz, vice chair, CoBiz Financial Inc.

•                  Evan Makovsky, general partner, Shames-Makovsky Realty Co.

•                  Harold F. Mosanko, vice chair, Colorado Business Bank & Arizona Business Bank

•                  Noel N. Rothman, president, NAMTOR, Inc.

•                  Timothy J. Travis, president and CEO, Eaton Metal Products

•                  Mary Beth Vitale, co-Founder and principal, Pellera, LLC

•                  Mary M. White, president and CEO, Swedish Medical Center

CoBiz (www.cobizfinancial.com) is a $2.5 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group and Wagner Investment Management; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                 Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                 Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                 Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                 Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses

•                 Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                 Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                 The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                 Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                 Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                 Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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